Exhibit 23
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                              Accountants' Consent
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The Board of Directors
Omega Health Systems, Inc.

We  consent  to  incorporation  by  reference  in  the  Registration   Statement
(No.33-44480-3) on Form S-8 of Omega Health Systems, Inc. of our report dated March 13, 1997, relating to the consolidated balance sheets of Omega Health Systems, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Omega Health Systems, Inc.

                                                KPMG Peat Marwick LLP


Memphis, Tennessee
      March 29, 1997